As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMX INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	82-3364020
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

850 New Burton Road, Suite 201, Dover, Delaware 19904, (972) 52-437-4900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BiomX Inc. 2026 Equity Incentive Plan, as amended

(Full title of the plan)

Michael Oster

BiomX Inc.

850 New Burton Road, Suite 201, Dover, Delaware 19904

(972) 52-437-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Aboudi

Aboudi Legal Group PLLC

745 Fifth Avenue, New York, NY 10151

(646) 898-2006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by BiomX Inc. (the “Registrant”) for the purpose of registering an additional 5,460,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the BiomX Inc. 2026 Equity Incentive Plan, as amended (the “2026 Plan”). The amendment to the 2026 Plan (the “Amendment”), which increased the number of shares of Common Stock reserved and available for issuance thereunder by 5,460,000 shares, to 6,850,000 shares from 1,390,000 shares, was approved by the Registrant’s stockholders on June 26, 2026.

These additional shares of Common Stock are securities of the same class as the securities registered under the Registrant’s Registration Statement on Form S-8 (File No. 333-295000) filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2026 (the “Prior Registration Statement”), which registered 1,390,000 shares of Common Stock issuable under the 2026 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated herein by reference and made a part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2026 Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 19, 2026;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 20, 2026;

(c)	the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 8, 2026;

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 13, 2026, February 25, 2026, March 2, 2026, March 6, 2026, March 11, 2026, March 19, 2026, March 27, 2026, April 1, 2026, April 10, 2026, April 13, 2026, April 16, 2026, May 5, 2026, May 28, 2026, June 5, 2026, June 12, 2026 (including the Current Report on Form 8-K/A filed June 12, 2026 containing the audited financial statements and unaudited pro forma financial information for the acquisitions of Zorronet Ltd. and Dr. Frucht Systems Ltd.) and June 18, 2026 and June 26, 2026; and

(e)	the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on December 13, 2018, under the Exchange Act, as amended by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (filed February 19, 2026), and including any further amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The contents of the Prior Registration Statement (File No. 333-295000), including the information called for by Items 4, 5, 6, 7 and 9 of Part II thereof, are incorporated herein by reference pursuant to General Instruction E to Form S-8.

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Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

4.1	Composite Copy of the Amended and Restated Certificate of Incorporation of BiomX Inc., as amended to date (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 19, 2026).
4.2	Amended and Restated Bylaws of BiomX Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 15, 2024).
5.1*	Opinion of Aboudi Legal Group PLLC.
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited.
23.2*	Consent of Somekh Chaikin, a member firm of KPMG International Limited, with respect to the financial statements of Zorronet Ltd.
23.3*	Consent of Ziv Haft, Certified Public Accountants (Isr.), a BDO Member Firm, with respect to the financial statements of Dr. Frucht Systems Ltd.
23.4*	Consent of Aboudi Legal Group PLLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	BiomX Inc. 2026 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on June 8, 2026).
99.2	Amendment to the BiomX Inc. 2026 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on June 8, 2026).
107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dover, Delaware, on June 30, 2026.

BIOMX INC.

By:	/s/ Michael Oster
Michael Oster
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Mr. Michael Oster and Mr. David Rokach, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Michael Oster	Chief Executive Officer	June 30, 2026
Michael Oster	(Principal Executive Officer)

/s/ David Rokach	Chief Financial Officer	June 30, 2026
David Rokach	(Principal Financial Officer and Principal Accounting Officer)

/s/ Reuven Yeganeh	Director	June 30, 2026
Reuven Yeganeh

/s/ Liat Bidas	Director	June 30, 2026
Liat Bidas

/s/ Guy Arieli	Director	June 30, 2026
Guy Arieli

/s/ Ran Shaked	Director	June 30, 2026
Ran Shaked

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